EXHIBIT 21



                        KASH N' KARRY FOOD STORES, INC.
                                SUBSIDIARIES



        SUBSIDIARY                            STATE OF ORGANIZATION
 - - - - - - - - - - - - - - - -              - - - - - - - - - - - -

KNK 702 DELAWARE BUSINESS TRUST                    DELAWARE

KNK 886 DELAWARE BUSINESS TRUST                    DELAWARE

KNK 891 DELAWARE BUSINESS TRUST                    DELAWARE